UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

World Energy Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34289	04-3474959
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

446 Main Street Worcester, Massachusetts	01608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 459-8100

n/a
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
The Annual Meeting of Stockholders of the Company held May 17, 2011 was called to (a) To elect two Class II directors to our Board of Directors to hold office until the 2014 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified; and (b) To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.
The following table lists the Class II directors elected at the annual meeting and the number of votes cast for, the number of votes withheld, and the number of non-votes. No other persons were nominated and no other persons received any votes.

	Shares Voted
Directors Elected At Annual Meeting	For	Withheld	Non-Votes

Edward Libbey	6,476,328	104,624	1,924,256
John Wellard	6,476,328	104,624	1,924,256
The term of office of each of the following directors continued through and after the meeting: Richard Domaleski, Thad Wolfe and Patrick Bischoff.
The following table sets forth the number of votes cast for and against, and the number of abstentions and non votes, with respect to ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

	Number of Votes
	For	Against	Abstain	Non-Votes
Approval to ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.	8,503,207	1	2,000	0
No other business came before the meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ENERGY SOLUTIONS, INC.

May 19, 2011

By: /s/ James Parslow
       James Parslow
       Chief Financial Officer